UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to S240.14a-11(c) or S240.14a-12

UTAH MEDICAL PRODUCTS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filling Proxy Statement if other than the Registrant)

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Check box if any part of the fee is offset as provided  by  Exchange  Act Rule  0-11(a)(2)  and identify the filing for which the  offsetting  fee was paid  previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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March 17, 2009

Dear UTMD Shareholder:

You are cordially invited to attend the 2009 Annual Meeting of Shareholders of Utah Medical Products, Inc. (UTMD).  The meeting will be held promptly at 12:00 noon (local time), on Friday, May 15, 2009, at the corporate offices of UTMD, 7043 South 300 West, Midvale, Utah USA.  Please use the North Entrance.

Please note that attendance at the Annual Meeting will be limited to shareholders as of the record date (or their authorized representatives) and guests of the Company.  Proof of ownership can be a copy of the enclosed proxy card.  You may wish to refer to page one of this Proxy Statement for information about voting your proxy, including voting at the Annual Meeting.

At the Annual Meeting, we seek the approval of UTMD shareholders in electing two directors and considering other business.  If you think you will be unable to attend the meeting, please complete your proxy and return it as soon as possible.  If you decide later to attend the meeting, you may revoke the proxy and vote in person.

You have several options for obtaining UTMD’s public announcements and other disclosures including financial information, such as SEC Forms 10-K and 10-Q.  You can be added to the Company mail or fax lists by contacting Paul Richins with your mailing address or fax number, by sending an instruction letter to the corporate address, by calling (801-569-4200) with instructions, or by e-mailing your contact information to info@utahmed.com.  As an alternative, you can view and print Company financial and other information directly from UTMD’s website; http://www.utahmed.com.

Thank you for your ownership in UTMD!

/s/ Kevin L. Cornwell

Sincerely
Kevin L. Cornwell
Chairman & CEO

UTAH MEDICAL PRODUCTS, INC.
7043 South 300 West
Midvale, Utah  84047
(801) 566-1200

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 15, 2009

TO THE SHAREHOLDERS OF UTAH MEDICAL PRODUCTS, INC.

The Annual Meeting of Shareholders (the “Annual Meeting”) of UTAH MEDICAL PRODUCTS, INC. (the “Company” or “UTMD”), will be held at the corporate offices of the Company, 7043 South 300 West, Midvale, Utah, on May 15, 2009, at 12:00 noon, local time, for the following purposes:

(1)	To elect two directors to serve for terms expiring at the 2012 Annual Meeting and until successors are elected and qualified;

(2)	To transact such other business as may properly come before the Annual Meeting.

UTMD’s Board of Directors recommends a vote “FOR” the nominated directors, whose backgrounds are described in the accompanying Proxy Statement, and for the other proposal.

Only shareholders of record at the close of business on March 13, 2009 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting.

This Proxy Statement and form of proxy are being first furnished to shareholders of the Company on approximately April 1, 2009.

THE ATTENDANCE AT AND/OR VOTE OF EACH SHAREHOLDER AT THE ANNUAL MEETING IS IMPORTANT, AND EACH SHAREHOLDER IS ENCOURAGED TO ATTEND.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Kevin L. Cornwell

Kevin L. Cornwell, Secretary
Salt Lake City, Utah
Dated: March 17, 2009

PLEASE PROMPTLY FILL IN, SIGN, DATE AND RETURN THE ENCLOSED PROXY, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING.

If your shares are held in the name of a third party brokerage firm, nominee, or other institution, only that third party can vote your shares.  In that case, please promptly contact the third party responsible for your account and give instructions how your shares should be voted.

TABLE OF CONTENTS

UTAH MEDICAL PRODUCTS, INC.
PROXY STATEMENT

This Proxy Statement is furnished to shareholders of UTAH MEDICAL PRODUCTS, INC. (the “Company” or “UTMD”) in connection with the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the corporate offices of the Company, 7043 South 300 West, Midvale, Utah, on May 15, 2009, at 12:00 noon, local time, and any postponement or adjournment(s) thereof.  The enclosed proxy, when properly executed and returned in a timely manner, will be voted at the Annual Meeting in accordance with the directions set forth thereon.  If the enclosed proxy is signed and timely returned without specific instructions, it will be voted at the Annual Meeting:

(1)	FOR the election of Kevin L. Cornwell and Paul O. Richins as directors; and

(2)	IN accordance with the best judgment of the persons acting under the proxies on other matters presented for a vote.

The Board of Directors has approved the foregoing proposals and recommends that the shareholders vote in favor of each of the proposals.  Proxies solicited by the Company will be voted FOR each of the proposals unless a vote against, or an abstention from, one or more of the proposals is specifically indicated on the proxy.

A proxy for the Annual Meeting is enclosed.  It is important that each shareholder complete, sign, date and return the enclosed proxy promptly, whether or not she/he plans to attend the Annual Meeting.  Any shareholder who executes and delivers a proxy has the right to revoke it at any time prior to its exercise by providing the Secretary of the Company with an instrument revoking the proxy or by providing the Secretary of the Company with a duly executed proxy bearing a later date.  In addition, a shareholder may revoke her/his proxy by attending the Annual Meeting and electing to vote in person.

Proxies are being solicited by the Company.  All costs and expenses incurred in connection with the solicitation will be paid by the Company.  Proxies are being solicited by mail, but in certain circumstances, officers and directors of the Company may make further solicitation in person, by telephone, facsimile transmission, telegraph or overnight courier.

Only holders of the 3,608,000 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) issued and outstanding as of the close of business on March 13, 2009 (the “Record Date”), will be entitled to vote at the Annual Meeting.  Each share of Common Stock is entitled to one vote.  Holders of at least a majority of the 3,608,000 shares of Common Stock outstanding on the Record Date must be represented at the Annual Meeting to constitute a quorum for conducting business.

All properly executed and returned proxies, as well as shares represented in person at the meeting, will be counted for purposes of determining if a quorum is present, whether or not the proxies are instructed to abstain from voting or consist of broker non-votes.  Under the Utah Revised Business Corporation Act, matters other than the election of directors and certain specified extraordinary matters are approved if the number of votes cast FOR exceed the number of votes cast AGAINST.  Directors are elected by a plurality of the votes cast.  Abstentions and broker non-votes are not counted for purposes of determining whether a matter has been approved or a director has been elected.

Executive officers and directors holding an aggregate of 390,154 shares, or approximately 11%, of the issued and outstanding stock have indicated their intent to vote in favor of all proposals.

PROPOSAL NO. 1.  ELECTION OF DIRECTORS

General

The Company’s Articles of Incorporation provide that the Board of Directors is divided into three classes as nearly equal in size as possible, with the term of each director being three years and until such director’s successor is elected and qualified.  One class of the Board of Directors shall be elected each year at the annual meeting of the shareholders of the Company.  The Board of Directors has nominated Mr. Kevin L. Cornwell and Mr. Paul O. Richins for election as directors, each for a three-year term expiring at the 2012 Annual Meeting.

It is intended that votes will be cast, pursuant to authority granted by the enclosed proxy, for the election of the nominee named above as director of the Company, except as otherwise specified in the proxy.  In the event a nominee shall be unable to serve, votes will be cast, pursuant to authority granted by the enclosed proxy, for such other person as may be designated by the Board of Directors.  The officers of the Company are elected to serve at the pleasure of the Board of Directors.  The information concerning the nominee and other directors and their security holdings has been furnished by them to the Company.  (See “PRINCIPAL SHAREHOLDERS” below.)

Directors and Nominees

The Board of Directors’ nominees for election as directors of the Company at the Annual Meeting are Kevin L. Cornwell and Paul O. Richins.  Other members of the Board of Directors were elected at the Company’s 2007 and 2008 meetings for terms of three years, and therefore, are not standing for election at the Annual Meeting.  The term of Dr. Payne expires at the 2010 Annual Meeting, and the terms of Mr. Hoyer and Dr. Beeson expire at the 2011 Annual Meeting.  The Board of Directors has determined that Dr. Payne, Mr. Hoyer and Dr. Beeson are independent directors within the meaning of NASD Rule 4200(a)(15).  Background information appears below with respect to the incumbent directors whose terms have not expired, as well as the directors standing for reelection to the Board.

		Year
		First	Business Experience during Past Five Years
Name	Age	Elected	and Other Information

Kevin L. Cornwell	62	1993
Chairman of UTMD since 1996.  President and CEO since December 1992; Secretary since 1993.  Has served in various senior operating management positions in several technology-based companies over a 30-year time span, including as a director on seven other company boards.  Received B.S. degree in Chemical Engineering from Stanford University, M.S. degree in Management Science from the Stanford Graduate School of Engineering, and M.B.A. degree specializing in Finance and Operations Management from the Stanford Graduate School of Business.

Ernst G. Hoyer	71	1996
Retired.  Served fifteen years as General Manager of Petersen Precision Engineering Company, Redwood City, CA.  Previously served in engineering and general management positions for four technology-based companies over a 30-year time span.  Received B.S. degree in process engineering from the University of California, Berkeley, and M.B.A. degree from the University of Santa Clara.

Barbara A. Payne	62	1997
Retired.  Served over eighteen years as corporate research scientist for a Fortune 50 firm, and environmental scientist for a national laboratory.  Received B.A. degree in psychology from Stanford University, M.A. degree from Cornell University, and M.A. and Ph.D. degrees in sociology from Stanford University.

		Year
		First	Business Experience during Past Five Years
Name	Age	Elected	and Other Information
James H. Beeson	67	2007
Professor and Past Chairman of The University of Oklahoma College of Medicine, Tulsa, Department of Obstetrics and Gynecology. Received B.S. degree in Chemistry from Indiana University in 1962, Ph.D. degree in Organic Chemistry from M.I.T. in 1966, MBA from Michigan State University in 1970, and  M.D. from the University of Chicago Pritzker School of Medicine in 1976. Served four year residency in Ob/Gyn at Chicago Lying-In Hospital, and has actively practiced Obstetrics and Gynecology for over 30 years. Currently licensed to practice medicine in the states of Utah, Oklahoma and Texas.  Has published numerous articles and other technical papers.

Paul O. Richins	48	1998
Chief Administrative Officer of UTMD since 1997.  Treasurer and Assistant Secretary since 1994.  Joined UTMD in 1990.  Received B.S. degree in finance from Weber State University, and M.B.A. degree from Pepperdine University.

Code of Ethics

The Company has adopted a Code of Ethics specifically for its Board of Directors.  The Company also has a Code of Conduct that applies to all of its employees, including its named executive officers, principal financial officer, and board of directors.  The Code of Ethics and Code of Conduct are available on the Company’s website, www.utahmed.com.

[remainder of page intentionally left blank]

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN PERSONS

The following table furnishes information concerning the ownership of the Company’s Common Stock as of March 13, 2009, by the directors, the nominees for director, the executive officers named in the compensation tables on page 5, all directors and executive officers as a group, and those known by the Company to own beneficially more than 5% of the Company’s outstanding Common Stock as of December 31, 2008.

Name	Nature of Ownership	Number of Shares Owned	Percent
Principal Shareholders
FMR Corp	Direct	460,000	12.8%
82 Devonshire Street
Boston, Massachusetts 02109
Bares Capital Management, Inc. 221 West 6th Street, Suite 1225	Direct	268,523	7.4%
Austin, Texas 78701
Ashford Capital Management, Inc.	Direct	205,550	5.7%
1 Walkers Mill Road
Wilmington, Delaware 19807
Argyll Research 2711 Centerville Road Suite 400 Wilmington, Delaware 19808	Direct	182,000	5.0%
Directors and Executive Officers
Kevin L. Cornwell (1)(3)	Direct	289,241	8.0%
	Options	50,000	1.4%
	Total	339,241	9.3%
Ernst G. Hoyer (1)(2)(3)(4)	Direct	53,844	1.5%
	Options	10,000	0.3%
	Total	63,844	1.8%
Paul O. Richins	Direct	27,231	0.8%
	Options	275	0.0%
	Total	27,506	0.8%
Barbara A. Payne(2)(3)(4)	Direct	19,838	0.6%
	Options	10,000	0.3%
	Total	29,838	0.8%
James H. Beeson(2)(3)(4)	Direct	0	0.0%
	Options	7,500	0.2%
	Total	7,500	0.2%
All executive officers and	Direct	390,154	10.8%
directors as a group (5 persons)	Options	77,775	2.1%
	Total	467,929	12.7%

(1)   Executive Committee member
(2)   Audit Committee member
(3)   Governance and Nominating Committee member
(4)   Compensation and Benefits Committee member

In the previous table, shares owned directly by directors and executive officers are owned beneficially and of record, and such record shareholder has sole voting, investment and dispositive power.  Calculations of percentage of shares outstanding assumes the exercise of options to which the percentage relates.  Percentages calculated for totals assume the exercise of options comprising such totals.

Section 16(a) Beneficial Ownership Reporting Requirements

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of equity securities of the Company.  Officers, directors and greater than 10% shareholders are required to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company, all Section 16(a) requirements applicable to persons who were officers, directors and greater than 10% shareholders during the preceding fiscal year were complied with.

EXECUTIVE OFFICER COMPENSATION

The following table sets forth, for the last three fiscal years, compensation received by the Company’s Chief Executive Officer and Principal Financial Officer.  There are no other named executive officers.

2008 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	Non-equity Incentive Plan Compen-sation ($)	All Other Compensation ($)	Total ($)
Kevin L. Cornwell Chairman & CEO	2008 2007 2006	256,100 256,100 256,100	-- -- --	-- -- --	-- 247,000 261,250	6,470 5,850 5,730	262,570 508,950 523,080
Paul O. Richins	2008	97,724	--	--	11,804	3,156	112,684
VP & Principal Financial Officer	2007 2006	94,435 90,280	-- --	-- --	15,007 15,873	3,097 2,960	112,539 109,113

Narrative disclosure to the Summary Compensation Table:
1.
Amounts included in All Other Compensation represent the aggregate total of Company 401(k) matching contributions, Company Section 125 matching contributions, and reimbursements under UTMD’s pet insurance plan to each named executive officer, all of which are benefits generally available to all employees.  During 2009, each named executive officer will be eligible to receive payment of eligible medical expenses under the employee Health Plan, up to $5,880 in 401(k) matching contributions, up to $500 in pet health cost reimbursements, and up to $450 in matching Section 125 matching contributions.

2.	Medical, dental and vision expenses paid in 2008 under the Company’s Health Plan, which are generally available to all employees, are not included in the above table.

3.
Non-equity Incentive Plan Compensation amounts, as described in more detail on the next page under Item 4., were paid in late January or early February of the following calendar year, representing Management Bonuses earned during the fiscal year reported.

2008 Grants of Equity Incentive Plan-Based Awards

No stock option awards were made in 2008 to any of the named executive officers listed in the Summary Compensation Table.  Mr. Richins was granted an option of 2,500 shares at $24.00 per share, the market price on the day of the grant, January 30, 2009.  The Company has no other equity incentive plans.

2008 Grants of Non-Equity Incentive Plan-Based Awards

Named Executive Officers participated in the Profit-Sharing Sales & Management Bonus Plan (MB Plan), generally available to all exempt, as well as key nonexempt, employees.  The structure of the performance-based MB Plan is described in the following Compensation Discussion and Analysis.  The 2008 awards under the MB Plan to the named executive officers were recommended by the Compensation and Benefits Committee in early 2009, after the independent audit of financial results had been concluded.  The awards were subsequently approved by the board of directors.  The structure of the MB Plan remains the same for 2009.

Additional disclosure regarding executive and employee compensation
The Compensation and Benefits Committee establishes the criteria, and directs the implementation, of all compensation program elements for the CEO.  The CEO’s base salary is set at the beginning of each year by the board of directors after review of the recommendation of the Compensation and Benefits Committee.  Mr. Cornwell’s base salary for 2008 was the same as for 2007 and 2006.  Mr. Cornwell’s base salary for 2009 will also remain unchanged.  The Compensation and Benefits Committee accepted Mr. Cornwell’s recommendation that he not receive any compensation under the MB Plan for 2008.  All other eligible UTMD exempt employees received bonuses, prior to adjustment for individual accomplishment, approximately equal 79% of the bonuses for 2007 performance. UTMD’s EBT, net income and earnings per share in 2008 decreased 10.5%, 8.8% and 6.2%, respectively.

For all other employees, in collaboration with the other executive officer(s), the CEO develops compensation policies, plans and programs that are intended to meet the objectives of the Company’s overall compensation program. The Compensation and Benefits Committee annually reviews and approves the elements of the compensation program recommended by the CEO. In addition, the committee periodically reviews any proposed changes within a calendar year.  The compensation of employees other than the CEO, including other named executive officer(s), is administered by the CEO under the review and ratification of the Compensation Committee comprised of all the independent directors.

Mr. Richins’ base salary at the beginning of 2009 was $99,000 which is subject to review and adjustment during the year on the same basis as the Company’s performance review criteria for its exempt employees.  Mr. Richins’ MB, which was about 10% of his total compensation in 2008, decreased 21%, consistent with the decrease targeted by the Compensation and Benefits Committee for all participants in the MB Plan based solely on Company performance.  Other (non-executive) employees’ MBs were adjusted up or down from that guideline to reflect individual performance and individual contribution to UTMD’s performance in 2008.

Employment Agreements, Termination of Employment, and Change in Control.
Except for Mr. Cornwell, the Company has no employment agreements in the United States.  In Ireland, UTMD is subject to providing certain advance notice to its employees in the event of termination.

In May 1998, the Company entered into an agreement with the CEO to provide a long term incentive to increase shareholder value.  The Company is required to pay Mr. Cornwell additional compensation in the event his employment is terminated as a result of a change in control at the election of the Company or by the mutual agreement of Mr. Cornwell and the Company.  Under the agreement, the additional compensation that the Company is required to pay Mr. Cornwell is equal to his last three years’ salary and bonuses, and the appreciation of stock value for awarded options above the option exercise price. Presently, Mr. Cornwell holds 50,000 option shares at an exercise price of $25.59/ share. Based on the $21.95/ share closing price on December 31, 2008 and actual salary plus bonuses for the three years of 2006-2008, the additional compensation would be $1,276,600.

In the event of a change in control, the Company will also pay Mr. Cornwell incentive compensation under the agreement equal to about 2% of the excess value per share paid by an acquiring company that exceeds $14.00 per share.  For example, at the $21.95 per share closing price at the end of 2008, the amount of incentive compensation in the event of an acquisition of UTMD would be $596,250.  At the time of the execution of the agreement, the value per UTMD share was approximately $7.75.

The CEO is the only employee with a formal termination benefit agreement, which was last modified in 1998.  The board of directors does not anticipate the need for any other agreements for the indefinite future.  In the absence of any practical requirement, UTMD has no general policies regarding termination benefits.

The Company is also required to pay all other optionees under employee and outside director’s option plans, the appreciation of stock value for awarded options above the option exercise price in the event of a change of control of the Company.  The number of options outstanding as of December 31, 2008, excluding those held by the CEO, is 158,300 at an average exercise price of $22.22/ share.  Of those option shares, 91,600 are at exercise prices above $21.95, the year-end 2008 closing price.  At the $21.95 per share closing price, the amount of change of control pay due all optionees excluding the CEO would be $478,000.

Outstanding Equity Awards at 2008 Fiscal Year End
Named Executive Officer	Option Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date
	Exercisable	Unexercisable
Kevin L. Cornwell	50,000	--	25.59	1/29/2014
Paul O. Richins	125	--	18.00	10/4/2014
	100	50	21.68	5/13/2015
The Company has no outstanding Stock Awards.

2008 Option Exercises and Stock Vested
No stock option exercises were made in 2008 by any of the named executive officers listed in the Summary Compensation Table.  The Company has made no Stock Awards.

2008 Pension Benefits
The Company does not provide a defined benefit pension plan to any employee.

2008 Nonqualified Deferred Compensation
The Company does not provide nonqualified deferred compensation to any employee.

2008 Director Compensation
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
James Beeson	21,000	--	30,923	--	51,923
Ernst Hoyer	27,000	--	--	--	27,801
Barbara Payne	21,000	--	--	--	21,000

Narrative disclosure to the Director Compensation Table:

1.	Mr. Hoyer was paid $4,000 as a member of the executive committee, $2,000 as Chairman of the audit committee and the $21,000 base annual director’s fee.

2.
Dr. Beeson was paid the $21,000 base annual director’s fee.  Option Award compensation for Dr. Beeson represents the full grant date fair value (as estimated under SFAS 123R) of the 10,000 share option granted to Dr. Beeson in 2008 at $28.13 per share.  The option vests over a four-year period.

3.	Dr. Payne was paid the $21,000 base annual director’s fee.

      4.     For 2009, the base annual director’s fee will remain $21,000.

In 1994, shareholders approved the 1993 Directors’ Stock Option Plan under which up to 80,000 shares per year could be granted to outside directors over a ten-year term.  The 1993 Plan expired in September 2003.  Of the aggregate 800,000 option share limit, 186,000 shares were granted.  Prior to expiration on September 8, 2003, the Board of Directors awarded options to outside directors in the aggregate amount of 30,000 shares at an exercise price of $24.02 per share. The Board of Directors did not approve an award of outside director options in the three preceding years 2000-2002, or in the ensuing years of 2004-2008, except for a 10,000 share award to Dr. Beeson upon joining the board in 2007 and an ensuing 10,000 share award to Dr. Beeson in 2008.

At December 31, 2008, 20,000 unexercised outside director options were outstanding with an exercise price of $24.02, 10,000 with a $31.33 exercise price and 10,000 with a $28.13 exercise price.  The Company is required to pay optionees under the outside directors’ option plan the appreciation of stock value for issued options above the option exercise price in the event of a change of control of the Company.  At the $21.90 per share closing price at the end of 2008, the amount of change in control pay due outside directors would be $0.

DISCLOSURE RESPECTING THE COMPANY’S EQUITY COMPENSATION PLANS

The following table summarizes, as of the end of the most recent fiscal year, compensation plans, including individual compensation arrangements, under which equity securities of the Company are authorized for issuance, aggregated for all compensation plans previously approved by shareholders and for all plans not previously approved by shareholders:

Plan Category	Number of Securities To Be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a)) (c) (1)

Equity compensation plans approved by security holders	208,000	$23.03	611,000
Equity compensation plans not approved by security holders	-	(Not applicable)	-
Total	208,000	$23.03	611,000
(1) Up to an additional 100,000 shares will be added to the available shares on the first day of each calendar year through 2013.

Additional disclosure regarding dilution from equity awards:

In 2003, shareholders approved the incentive stock option plan for employees and directors summarized in the table above. The Company currently has no other equity award programs.  The dilutive impact to shareholders of stock option awards is provided in the tables below:

	2006	2007	2008
Option shares available for award per shareholder approved option plans (beginning of year)	441,909	537,203	622,896
Option shares allocated by the Board of Directors	30,000	40,000	30,000
Total option shares awarded	14,600	23,600	26,100

	2006	2007	2008
Total unexercised awarded option shares (end of year)	227,944	212,245	208,257
Weighted-average unexercised option exercise price	$ 19.40	$ 21.70	$ 23.03
Closing market price of UTMD stock per share (end of year)	$ 32.98	$ 29.72	$ 21.95
(A) Dilution from options (shares)	99,441	61,916	34,771
(B) Weighted average shares outstanding	3,943,437	3,926,591	3,842,778
Total diluted shares outstanding (A+B), used for EPS calculation	4,042,878	3,988,507	3,877,549

COMPENSATION DISCUSSION AND ANALYSIS

General

Under the supervision of the Compensation and Benefits Committee, the Company has developed and implemented compensation policies, plans, and programs that seek to enhance the long-term profitability, EPS growth and return on shareholders’ equity (ROE) of the Company, and thus shareholder value, by aligning closely the financial interests of the Company’s senior managers and other key employees with those of its shareholders.  The long term key financial performance objectives are a 20% annually compounded rate of increase in EPS and an average ROE prior to payment of cash dividends greater than 25%.  The Company has cumulatively achieved 18.3% annually compounded rate of increase in EPS and an average of 31% ROE (prior to payment of shareholder dividends) over the twenty-two years since 1986, its first year of profitability since becoming a publicly-traded company.

At the beginning of each year, the board of directors approves an operating plan which sets the standards for the Company’s financial and nonfinancial performance.  The performance each year may vary according to general economic conditions, competitive environment, life cycle of products, new product development and other factors.  The Compensation and Benefits Committee then approves compensation criteria set in relation to the Company’s annual operating plan which includes numerous income statement, balance sheet and cash flow measures, in addition to nonfinancial objectives established for each employee participating in the annual MB program.

The Company applies a consistent philosophy to compensation for all employees, including senior management.  The philosophy is based on the premise that the achievements of the Company result from the coordinated efforts of all individual employees working toward common objectives.  The Company strives to achieve those objectives through teamwork that is focused on meeting the needs and expectations of customers and shareholders.

There are seven basic objectives for the Company’s compensation program:

(1)           Pay for Performance.  The basic philosophy is that rewards are provided for the long-term value of individual contribution and performance to the Company.  Rewards are both recurring (e.g., base salary) and non-recurring (e.g., bonuses), and both financial and non-financial (e.g., recognition and time off).

(2)           Provide for Fairness and Consistency in the Administration of Pay.  Compensation is based on the value of the job, what each individual brings to the job, and how well each individual performs on the job, consistently applied across all functions of the Company.

(3)           Pay Competitively.  The Company believes it needs to attract and retain the best people in the industry in order to achieve one of the best performance records in the industry.  In doing so, the Company needs to be perceived as rewarding well, where competitive compensation includes the total package of base pay, bonuses, awards, and other benefits.

(4)           Conduct an Effective Performance Review Process.  The Company believes it needs to encourage individual employee growth and candidly review each individual’s performance in a timely way.  This feedback process is bilateral, providing management with an evaluation of the Company through the eyes of its employees.

(5)           Effectively Plan and Administer the Compensation Program.  Expenditures for employee compensation must be managed to what the Company can afford and in a way that meets management goals for overall performance and return on shareholder equity.

(6)           Communicate Effectively.  The Company believes that an effective communication process must be employed to assure that its employees understand how compensation objectives are being administered and met.

(7)           Meet All Legal Requirements.  The compensation program must conform to all state and federal employment laws and guidelines.

The Company uses essentially five vehicles in its compensation program.

(1)           Salary.  UTMD sets base salaries by reviewing the aggregate of base salary and annual bonus for competitive positions in the market.  The CEO’s base salary is set at the beginning of each calendar year by the Board of Directors.  For executive officers and senior management, base salaries are fixed at levels somewhat below the competitive amounts paid to senior management with comparable qualifications, experience, and responsibilities at other similarly sized companies engaged in the same or similar businesses. Then, annual bonuses and longer term incentive compensation are more highly leveraged and tied closely to the Company’s success in achieving significant financial and non-financial goals.

(2)           Bonuses.  UTMD’s Profit-Sharing Sales & Management Bonus (MB) Plan, which funds annual management bonuses, along with other contemporaneous incentives during the year, is generated out of a pretax/prebonus profit-sharing pool accrued throughout the year, and finalized, where the annual bonus portion is concerned, after the year-end independent financial audit has been completed.  Prior to 2006, the Board of Directors had approved an accrual guideline of 4% of pretax, prebonus earnings, plus 10% of pretax, prebonus earnings improvements over the prior year’s results, as an allocation for the plan.  For example, if the Company achieved 20% growth in pretax/prebonus accrual earnings, the MB Plan would accrue 6% of pretax, prebonus earnings during the year into a “pool.”  The pool would then be distributed after the completed independent audit under recommendation of the Compensation and Benefits Committee and approved by the Board.  Beginning in 2006, although the mechanism for the MB Plan remains unchanged, in order to compensate for the decrease in the number of option shares granted key employees (as the result of the requirement to expense the estimated “value” of options), the Board of Directors increased the base percent of the annual Management Bonus accrual formula from 4% to 5% of pretax/prebonus profits, and, except for the CEO, added an additional bonus inflating factor ranging from 7-11%. For 2008 MB the additional inflating factor was not used because of the options awarded in January 2009, as described in Item 3, below.  The pool accrual formula remains the same for 2009.

UTMD’s management personnel, beginning with the first level of supervision and professional management, and including certain non-management specialists and technical people, together with all direct sales representatives, are eligible as participants in the MB Plan.  At the beginning of the year, plan participants were generally awarded participation units in the bonus plan, proportional to base salary and responsibility, based on the Committee’s determination of the relative contribution expected from each person toward attaining Company goals.  Each individual’s performance objectives, derived as the applicable contribution needed from that key employee to achieve the Company’s overall business plan for the year, were reviewed by the Committee.  As part of the planning process, each eligible employee develops a set of measurable and dated objectives for the ensuing year.  Achieving the Company’s plan sets an expected value per bonus unit.  After the end of the year, each individual participant’s contribution to the Company’s performance is assessed in order to determine the allocation of units for individual contributions, with the accomplishment of the beginning of year objectives as a key component.  In 2008, 68 employees were included in the distribution of the $201,900 annual MB Plan payout.  The MB Plan also funded $33,500 in extraordinary bonuses paid contemporaneously to employees during the year, $11,900 in non-exempt employee attendance bonuses and $3,300 in holiday gifts to employees.

The Company makes occasional cash awards, in amounts determined on an individual basis, to employees who make extraordinary contributions to the performance of the Company at any time during the year.  These contemporaneous payments are made as frequently as possible to recognize excellent accomplishments when they occur.  The awards are funded from the accrued MB plan described above, and therefore do not otherwise impact the Company’s financial performance. Senior management is not eligible for these awards.

(3)           Employee Stock Options.  The Compensation and Benefits Committee believes that its awards of stock options have successfully focused the Company’s key management personnel on building profitability and shareholder value.  The Board of Directors considers this policy highly contributory to growth in future shareholder value.  The number of options awarded in 2008 reflects the judgment of the Board of the number of options sufficient to constitute a material, recognizable benefit to recipients.  No explicit formula criteria were utilized, other than minimizing dilution to shareholder interests and the impact on earnings per share for option expense.  When taken together with the share repurchase program, the net result of the option program over the last five years has been awarding option shares to key employees at a higher price, and in substantially smaller amounts, than shares actually repurchased in the open market during the same time period.

In 1994, shareholders approved the 1994 Employee Stock Option Plan under which up to two million shares could be granted to employees within a ten-year term.  The 1994 Plan expired on January 29, 2004, with about 1.2 million of the two million authorized option shares expiring because they were not granted.  During the same ten year period, UTMD repurchased about 7.3 million of its shares in the open market.  At the 2003 Annual Meeting, shareholders approved the 2003 Employees’ and Directors’ Incentive Plan, under which up to 1.2 million shares may be granted over the ten-year life of the plan.  As of March 7, 2009, 131,000 options have been granted and are outstanding under the 2003 Plan.

After the conclusion of the annual independent audit and public announcement of financial results, the Board of Directors allocates an annual amount of shares for employee options each year at its regularly scheduled Board meeting following the audited close of the prior year’s financial performance.  Option shares may be awarded on this same date at the closing price on the date of the meeting.  Some number of allocated shares are usually reserved for awards later in the year to employees, including new or key employees with increased responsibilities.  The Compensation and Benefits Committee approves all awards, and the closing price on the date of the approval is the exercise price of the option shares.   According to policy, awards are not made in advance of material news events, or when material non-public information is known.

During 2008, option awards were granted to 24 employees and one director to purchase a total of 26,100 shares at exercise prices of $29.41 or $28.13 per share.  No options were awarded to named executive officers.   Of the 16,100 options granted to employees in 2008, options representing 4,900 shares have been canceled after termination of services.  All 10,000 shares granted to Dr. Beeson remain outstanding.  Employee and director options vest over a four-year period, with a ten-year exercise period.  Management expects to recommend additional options be awarded on an annual basis to the Company’s key employees based on its belief that sharing ownership of the Company with those who help create its success is the best way to assure growth in shareholder value.  In January 2009, the Board of Directors authorized awards of up to 60,000 option shares during 2009, and 56,600 of those shares were granted on the same date of the meeting to 67 employees at an exercise price of $24.00 per share, 2,500 of which were granted to Mr. Richins.  No shares were awarded to the other named executive officer or outside directors.

(4)           Retirement Plans.  The Company has sponsored a 401(k) retirement plan for U.S. employees since 1985, and a contributory retirement plan for Irish employees since 1998.  The Compensation and Benefits Committee believes that a continuance of the retirement plans is consistent with ensuring a stable employment base by helping to provide Company employees with a vehicle to build long-term financial security.  The Company matched a portion of employee contributions in 2008 and paid administrative expenses at a total cost of about $124,000.  For 2009, the Board of Directors has approved continuing the retirement plan matching formulas on the same basis as in 2008.

(5)           Group Benefit Plans.  The Company provides group health, dental, and life insurance benefit plans for its employees.  For U.S. employees, the medical plan is consistent with self-funded group plans offered by other companies.  A portion of the monthly premium cost is generally paid by plan participants.  Prior to 1998, all U.S. employees, including executive officers and senior managers, paid premiums on the same basis.  Between 1998 and 2002, employees being paid wages at a rate of $9.50 or less per hour were provided a 25% discount to the standard premium rates.  In 2003, employees with a base annual salary over $45,000 began paying 10-20% more than the standard premium rates, and employees being paid at a rate of $10.50 or less per hour were provided a 25% discount to standard premiums paid by other employees.  In Ireland, employees are provided medical and life coverages consistent with benefits provided to employees of similar companies.

Structure for Executive Officer Compensation

Utilizing the compensation objectives and vehicles outlined previously, the Compensation and Benefits Committee, comprised of all three outside directors, establishes base salary for the CEO.  All other employees’ salaries are set by the CEO, and reviewed by the Committee for consistency with the Company’s compensation objectives.  The Committee periodically uses surveys of similar companies selected from among the companies with which UTMD’s stock is compared in the Stock Performance Chart, based on variations in industry type, geographic location, size, and profitability as the Committee deemed appropriate.  Base salary was fixed at a level somewhat below the competitive amounts paid to executive officers with comparable qualifications, experience and responsibilities at other similarly sized companies engaged in the same or similar businesses.  The annual bonus and long-term incentive compensation in the form of stock options were more highly leveraged and tied closely to the Company’s success in achieving significant financial and non-financial goals.

The annual bonuses for the named executive officers are awarded using the same basis as all employees included in the annual profit-sharing MB Plan.  The goals for executive officers include financial and non-financial goals.  Financial goals include net sales, gross profit margin, operating margin, after-tax profits, return on equity, and particularly in the case of the CEO, growth in earnings per share.  Non-financial goals include continuing the development of a talented and motivated team of employees, conceiving and implementing programs to maintain competitive advantages and to achieve consistent earnings per share growth, reacting to competitive challenges, developing business initiatives to further support critical mass in a consolidating marketplace, promoting the Company’s participation in socially responsible programs, protecting intellectual property, maintaining compliance with regulatory requirements, achieving a high regard for the integrity of the Company and its management, and minimizing issues that represent significant business risk factors.  In 2008, UTMD generally did not meet its financial objectives.  Based on the Company’s overall performance, annual bonuses were 12.7% lower than the previous year for unchanged management responsibility and contribution.  Because the board approved a larger number of options to be awarded in 2009 than had been the case since it began expensing options, there was no 2008 MB inflation factor, which was 11% in 2007.  Therefore, compared to 2007, annual total dollar bonuses paid for 2008 were 21.3% lower than for 2007.  In the case of the CEO, the 2008 MB was zero.

The Committee intends that stock options serve as a significant component of executive officers’ total compensation in order to retain critical efforts on behalf of the Company and to focus efforts on enhancing shareholder value.  The Committee believes that past option awards have successfully provided this incentive.  An option for 50,000 shares was awarded the CEO in January 2004, at an exercise price of $25.59 per share.  No CEO options were awarded from 1999 through 2003, and none were awarded in 2005 through 2008.

Compensation and Benefits Committee Interlocks and Insider Participation

The members of the Compensation and Benefits Committee are Ernst G. Hoyer, Barbara A. Payne and Dr. James H. Beeson.  Dr. Beeson joined the committee in February 2007.  No member of the committee is a present or former officer of the Company or any subsidiary.  There are no other interlocks.  No member of the Committee, his or her family, or his or her affiliate was a party to any material transactions with the Company or any subsidiary since the beginning of the last completed fiscal year.  No executive officer of the Company serves as an executive officer, director, or member of a compensation committee of any other entity, an executive officer or director of which is a member of the Compensation and Benefits Committee of UTMD.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None.

BOARD OF DIRECTORS AND OTHER BOARD COMMITTEE REPORTS

Director Independence

UTMD’s Board of Directors has determined that a majority of its directors are independent, as that term is defined in NASD Rule 4200(a)(15), which satisfies the independence requirement of NASD Rule 4350(c).  The Board of Directors was not aware of any transactions, relationships or arrangements to be considered in determining that Dr. Payne, Mr. Hoyer and Dr. Beeson were independent under the NASD Rules.

Board Committees and Meetings

The board of directors held four formal meetings during 2008, and one meeting to date in 2009.  All of the directors attended all meetings during their respective incumbencies.

The Company has Executive, Audit, Governance and Nominating, and Compensation and Benefits Committees.  The current members of the Company’s committees are identified in the table on page 4.  The written charters of each of these committees are available for review at www.utahmed.com.

The Executive Committee held about two informal meetings per month during 2008, and to date in 2009.  In 2008, formal actions taken on of behalf of the Board of Directors at a formal meeting on December 18, 2008 were unanimously ratified by the full board in its regularly scheduled meeting in January 2009.

The Audit Committee formally met four times during 2008 and once to date in 2009 to review the quarterly financial reports, and periodic independent reviews and audits by Jones Simkins, P.C., UTMD’s independent auditor.  The Audit Committee selects the Company’s independent accountants, approves the scope of audit and related fees, and reviews financial reports, audit results, internal accounting procedures, internal controls and other programs to comply with applicable requirements relating to financial accountability.

The Governance and Nominating Committee met informally during 2008 at board of director meetings.  The Governance and Nominating Committee, which is comprised of the independent members of the Board of Directors and the CEO, takes the lead in developing and implementing policies that are intended to ensure that the board of directors will be appropriately constituted and organized to meet its fiduciary obligations to the Company and its shareholders, identify individuals qualified to become members of the board of directors, and develop and recommend to the board of directors a set of corporate governance principles applicable to the Company.  The Governance and Nominating Committee will consider nominees recommended by shareholders.  In accordance with the Company’s Bylaws, shareholders’ nominations for election as directors must be submitted in writing to the Company at its principal offices not less than 30 days prior to the Annual Meeting at which the election is to be held (or if less than 40 days’ notice of the date of the Annual Meeting is given or made to shareholders, not later than the tenth day following the date on which the notice of the Annual Meeting was mailed).

In each 2008 board meeting, after receiving the Company’s routine compliance reports, the Board reviewed compliance by UTMD and its personnel, including executive officers and directors, with applicable regulatory requirements as well as the Company’s own compliance policy, and compared its established policies and procedures for compliance with current applicable laws and regulations, under the guidance of corporate counsel, as needed.

When considering candidates for directors, the Governance and Nominating Committee takes into account a number of factors, including the following:

•	judgment, skill, integrity and reputation;

•	whether the candidate has relevant business experience;

•	whether the candidate has achieved a high level of professional accomplishment;

•	independence from management under both Nasdaq and Securities and Exchange Commission definitions;

•	existing commitments to other businesses;

•	potential conflicts of interest with other pursuits;

•	corporate governance background and experience;

•	financial and accounting background that would permit the candidate to serve effectively on the Audit Committee;

•	age, gender, and ethnic background; and

•	size, composition, and experience of the existing Board of Directors.

The committee will also consider candidates for directors suggested by stockholders using the same considerations.  Stockholders wishing to suggest a candidate for director should write to Governance and Nominating Committee, Utah Medical Products, Inc., 7043 South 300 West, Midvale, UT 84047 and include:

•	a statement that the writer is a stockholder and is proposing a candidate for consideration by the committee;

•	the name of and contact information for the candidate;

•	a statement that the candidate is willing to be considered and would serve as a director if elected;

•	a statement of the candidate’s business and educational experience preferably in the form of a resume or curriculum vitae;

•	information regarding each of the factors identified above, other than facts regarding the existing Board of Directors, that would enable the committee to evaluate the candidate;

•	a statement detailing any relationship between the candidate and any customer, supplier, or competitor of the Company;

•	detailed information about any relationship or understanding between the stockholder and the proposed candidate; and

•	confirmation of the candidate’s willingness to sign the Company’s code of ethics and other restrictive covenants, and abide by all applicable laws and regulations.

Before nominating a sitting director for reelection at an annual meeting, the committee will consider:

•	the director’s performance on the Board of Directors and attendance at Board of Directors’ meetings; and

•	whether the director’s reelection would be consistent with the Company’s governance guidelines and ability to meet all applicable corporate governance requirements.

When seeking candidates for director, the committee may solicit suggestions from incumbent directors, management or others.  After conducting an initial evaluation of the candidates, the committee will interview that candidate if it believes the candidate might be suitable for a position on the Board of Directors.  The committee may also ask the candidate to meet with management.  If the committee believes the candidate would be a valuable addition to the Board of Directors, it will recommend to the full Board of Directors that candidate’s nomination.

The Compensation and Benefits Committee, comprised of all incumbent outside directors as indicated in the table on page 4, consulted by telephone and met once formally in early 2008 and 2009 to review management performance relative to objectives for the prior years, recommend compensation and develop compensation strategies and alternatives throughout the Company, including those discussed in the Compensation Discussion and Analysis section of this Proxy Statement.  The deliberations culminated in recommendations ratified at the January 2009 Board of Directors meeting.

The policy of the Company is that each member of the Board of Directors is encouraged, but not required, to attend the Annual Meeting.  All five directors attended the 2008 Annual Meeting.

Stockholder Communications with Directors

UTMD stockholders who wish to communicate with the Board, any of its committees, or with any individual director may write to the Company at 7043 South 300 West, Midvale, UT 84047.  Such letter should indicate that it is from a UTMD stockholder.  Depending upon the subject matter, management will:

•	forward the communication to the director, directors, or committee to whom it is addressed;

•	attempt to handle the inquiry directly if it is a request for information about UTMD or other matter appropriately dealt with by management; or

•	not forward the communication if it is primarily commercial in nature, or if it relates to an improper or irrelevant topic.

At each Board of Directors’ meeting, a member of management will present a summary of communications received since the last meeting that were not forwarded to the directors and make those communications available to the directors on request.

Report of the Compensation and Benefits Committee
The Compensation Committee has reviewed and discussed the CD&A with UTMD management.  Based on that review, the Committee recommended to the Board of Directors that the CD&A be included in the Company’s annual report on Form 10-K and this Proxy Statement.  In August 2008, the Board of Directors adopted an updated Compensation and Benefits Committee charter, which is available at www.utahmed.com.

Submitted by the Compensation and Benefits Committee:	Ernst G. Hoyer
Barbara A. Payne
James H. Beeson

Report of the Audit Committee

The Audit Committee of the Board of Directors is composed of all outside directors, all of whom are independent as defined in Nasdaq Stock Market Rule 4200(a)(15) and under Rule 10A-3(b)(1) adopted pursuant to the Securities Exchange Act of 1934.  The members of the Audit Committee are James H. Beeson, Ernst G. Hoyer and Barbara A. Payne.  In August 2008, the Board of Directors adopted an updated Audit Committee charter, which is available at www.utahmed.com.  Ernst G. Hoyer is the Board of Directors’ designated Audit Committee Financial Expert consistent with The Sarbanes-Oxley Act of 2002.

The Audit Committee oversees the financial reporting and internal controls processes for UTMD on behalf of the Board of Directors.  In fulfilling its oversight responsibilities, the Audit Committee reviewed the quarterly and annual financial statements included in the Annual Report to Shareholders and reports filed with the Securities and Exchange Commission.

The Audit Committee formally met four times during 2008 and once to date in 2009 to review the quarterly financial reports and reviews and audits by Jones Simkins, P.C., UTMD’s independent auditor.  The Committee also met informally from time to time during the year.  In accordance with Statement on Auditing Standards No. 61, discussions were held with management and the independent auditors as needed regarding the acceptability and the quality of the accounting principles used in the reports.  These discussions included the clarity of the disclosures made therein, the underlying estimates and assumptions used in the financial reporting, and the reasonableness of the significant judgments and management decisions made in developing the financial statements.  In addition, the Audit Committee has discussed with the independent auditors their independence from the Company and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1 and The Sarbanes-Oxley Act of 2002.

The Audit Committee has also met with Company management and its independent auditors and discussed issues related to the overall scope and objectives of the audits conducted, the internal controls used by the Company, the openness and honesty of management, auditor verification of information provided by management, quality control procedures used by auditors in performing the independent audit, and any possible conflicts of interest.  The Committee elicited recommendations for improving UTMD’s internal control procedures.  The independent auditors completed a formal review of the scope and effectiveness of the Company’s internal control procedures, and made a couple of informal suggestions.

Pursuant to the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee:	Ernst G. Hoyer
Barbara A. Payne
James H. Beeson

STOCK PERFORMANCE CHART

The following chart compares what an investor’s five-year cumulative total return (assuming reinvestment of dividends) would have been assuming initial $100 investments on December 31, 2003, for the Company’s Common Stock and the two indicated indices.  The Company’s Common Stock trades on the Nasdaq Global Market.

Cumulative shareholder return data respecting the Nasdaq Stock Market (U.S. and Foreign) are included as the comparable broad market index.  The peer group index is all Nasdaq Stocks with Standard Industrial Classification (SIC) codes 3840-3849, all of which are in the medical device industry.  UTMD’s primary SIC code is 3841.

Five-Year Cumulative Total Returns

	Dec-03	Dec-04	Dec-05	Dec-06	Dec-07	Dec-08
Utah Medical Products, Inc.	100.0	87.7	126.4	133.3	124.2	97.9
Nasdaq Stock Market (US & Foreign)	100.0	108.9	111.3	122.8	135.7	65.1
Nasdaq Stocks (SIC 3840-3849) Medical Devices, Instruments and Supplies	100.0	117.2	128.6	135.6	172.4	92.8

 INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors retained Jones Simkins, P.C. as the Company’s auditor and independent certified public accountants for the two years ended December 31, 2007 and 2008.  The selection of the Company’s auditors for the current fiscal year is not being submitted to the shareholders for their consideration in the absence of a requirement to do so.  The selection of the independent auditors for 2009 will be made by the Company’s Audit Committee of the Board of Directors, at such time as they may deem it appropriate.

Representatives of Jones Simkins, P.C. will be present at the Annual Meeting and have the opportunity to make a statement, if they desire to do so, and to be available to respond to shareholder questions.

Audit Fees

During 2008 and 2007, Jones Simkins, P.C. billed UTMD $94,748 and $91,434, respectively for professional services rendered for the audit of its annual financial statements, reviews of the financials included in UTMD’s quarterly reports on Form 10-Q and related regulatory reviews, S-8 review, and audit of its internal controls in accordance with the Sarbanes Oxley Act of 2002.

Audit-Related Fees

UTMD was not billed by Jones Simkins, P.C. for any audit-related fees in 2008 or 2007.

Tax Fees

During 2008 and 2007, Jones Simkins, P.C. billed UTMD $58,535 and $29,350, respectively, for tax filing, preparation and tax advisory services.

All Other Fees

UTMD was not billed by Jones Simkins, P.C. for any other fees in either 2008 or 2007.

Audit Committee Policy and Approval

The engagements of UTMD’s auditors to perform all of the above-described services were made by the Audit Committee.  The policy of the Audit Committee is to require that all services performed by the independent auditor be pre-approved by the Audit Committee before services are performed.

Auditor Independence

The Audit Committee has considered whether the provision of the services rendered for nonaudit matters is compatible with maintaining Jones Simkins’ independence, and concluded that its independence was not impaired by performing such work for the Company.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 15, 2009

This proxy statement and the annual report to shareholders are available at www.utahmed.com/proxy.htm.

SHAREHOLDER PROPOSALS

No proposals have been submitted by shareholders of the Company for consideration at the 2009 Annual Meeting.  It is anticipated that the next Annual Meeting of Shareholders will be held during May 2010.  In accordance with SEC Rule 14a-8 and the advance notice requirements of Section 2.15 of UTMD’s Bylaws, shareholders may present proposals for inclusion in the Proxy Statement to be mailed in connection with the 2010 Annual Meeting of Shareholders of the Company, provided such proposals are received by the Company no later than December 2, 2009, and are otherwise in compliance with applicable laws and regulations and the governing provisions of the Articles of Incorporation and Bylaws of the Company.

MISCELLANEOUS

Other Business

Management does not know of any business other than that referred to in the Notice that may be considered at the Annual Meeting.  If any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment.

In order to assure the presence of the necessary quorum and to vote on the matters to come before the Annual Meeting, please indicate your choices on the enclosed proxy and date, sign, and return it promptly in the envelope provided.  Whether or not you sign a proxy, we encourage you to attend the meeting.

By Order of the Board of Directors,
UTAH MEDICAL PRODUCTS, INC.

/s/ Kevin L. Cornwell

Salt Lake City, Utah	Kevin L. Cornwell
March 17, 2009	Chairman and CEO

PROXY

Annual Meeting of the Shareholders of	(This Proxy is Solicited on Behalf
Utah Medical Products, Inc.	of the Board of Directors)

The undersigned hereby appoint Kevin L. Cornwell and Paul O. Richins, and each of them, proxies, with full power of substitution, to vote the shares of common stock of Utah Medical Products, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at the corporate offices of the Company, 7043 South 300 West, Midvale, Utah, on May 15, 2009, at 12:00 noon, local time, and any postponement or adjournment(s) thereof, such proxies being directed to vote as specified below.  If no instructions are specified, such proxies will be voted "FOR" each proposal.

To vote in accordance with the Board of Directors' recommendations, sign below; the "FOR" boxes may, but need not be checked.  To vote against any of the recommendations, check the appropriate box(es) marked "WITHHOLD@ or AAGAINST," below.

(1)	To elect two directors of the Company to serve three year terms and until their successors are elected and qualified;

Kevin L. Cornwell:	FOR	G	WITHHOLD	G
Paul O. Richins:	FOR	G	WITHHOLD	G

(2)	To transact such other business as may properly come before the Annual Meeting.

FOR	G	AGAINST	G	ABSTAIN	G

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS IN THE RECORDS OF THE COMPANY.  WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN.  IF YOUR SHARES ARE HELD AT A BROKERAGE HOUSE, PLEASE INDICATE THE NAME OF THE BROKERAGE HOUSE AND THE NUMBER OF SHARES HELD.

Dated ___________________________	No. of Shares _______________________________

Signature ________________________	Signature (if held jointly) _______________________

Print Name _______________________	Print Name _________________________________

PLEASE ACT PROMPTLY

PLEASE MARK, SIGN, DATE, AND RETURN PROXY IN THE BUSINESS REPLY ENVELOPE PROVIDED.  NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to Be Held on May 15, 2009 - the proxy statement and annual report are available at www.utahmed.com/proxy.htm.

Utah Medical Products, Inc.
7043 South 300 West
Midvale, Utah 84047